Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF PAE INCORPORATED AND ITS SUBSIDIARIES

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached (the “Report”). Unless the context otherwise requires, the “registrant” and the “Company” refer to Gores Holdings III, Inc. prior to the Closing (as defined below) and to the combined company and its subsidiaries following the Closing and “PAE” refers to the business of Shay Holding Corporation and its subsidiaries prior to the Closing and the business of the combined company and its subsidiaries following the Closing.

The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2018 and for the nine months ended September 30, 2019 present the combination of the financial information of the Company and PAE, adjusted to give effect to the Business Combination (as defined below) and certain transactions related thereto, including the exclusion of the assets, liabilities and results of operations of one of PAE’s subsidiaries, PAE ISR LLC (“ISR”), and have been prepared in accordance with Article 11 of Regulation S-X. The Company and PAE are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet of the Combined Company as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with the financial statements of the Company and PAE (identified in the financial statements as Shay Holding Corporation) and related notes thereto, which are included in the Company’s definitive proxy statement filed with the SEC on January 24, 2020 (the “Proxy Statement”).

•

The unaudited pro forma condensed combined statement of operations of the Combined Company for the year ended December 31, 2018 was derived from PAE’s audited consolidated statement of operations for the year ended December 31, 2018 and the Company’s audited statement of operations for the year ended December 31, 2018.

•

PAE closes its books and records on the last Sunday of each calendar quarter, which was on September 29 for PAE’s third quarter of 2019. As a result, the unaudited pro forma condensed combined balance sheet and statement of operations of the Combined Company as of and for the nine months ended September 30, 2019 were derived from PAE’s unaudited condensed consolidated financial statements as of and for the nine months ended September 29, 2019 and the Company’s condensed unaudited financial statements as of and for the nine months ended September 30, 2019.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 213 shares of common stock by Company stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on February 7, 2020.

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019

(dollars in thousands)

			Pro-Forma	Pro Forma
	Historical		Adjustments	Adjustments
	Shay as of	Company as of	to Eliminate	for Business		Pro Forma
	September 29, 2019	September 30, 2019	ISR (A)	Combination	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$91,944	$1,109	$(574)	$	B	$92,479
Accounts receivable, net	450,536	—	—	—		450,536
Prepaid expenses and other current assets	53,804	134	(15,650)	—		38,288

Total current assets	596,284	1,243	(16,224)	—		581,303
Deferred tax asset	—	308	—	(308)	C	—
Investments and cash held in Trust Account	—	407,067	—	(407,067)	D	—
Property and equipment, net	32,658	—	—	—		32,658
Investments	18,908	—	—	—		18,908
Purchased intangibles, net	188,640	—	—	—		188,640
Goodwill	409,401	—	—	—		409,401
Operating lease right-of-use assets, net	171,242	—	—	—		171,242
Other noncurrent assets	13,941	—	—	—		13,941

Total assets	$1,431,074	$408,618	$(16,224)	$(407,375)		$1,416,093

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019 (CONTINUED)

(dollars in thousands)

			Pro-Forma	Pro Forma
	Historical		Adjustment	Adjustments
	Shay as of	Company as of	to Eliminate	for Business		Pro Forma
	September 29, 2019	September 30, 2019	ISR (A)	Combination	Note	Combined
LIABILITIES
Current liabilities:
Accounts payable	$125,304	$—	$(965)	$—		$124,339
Accrued expenses	120,054	1,872	(400)	(1,872)	E	119,654
Customer advances and billings in excess of costs	62,053	—	—	—		62,053
Accrued salaries, benefits and payroll taxes	114,548	—	(798)	—		113,750
Accrued taxes	15,363	568	—	—		15,931
Current portion of long-term debt, net	21,935	—	—	—		21,935
Operating lease liabilities, current portion	38,247	—	—	—		38,247
Other current liabilities	29,508	30	(9)	4,696	F	34,225

Total current liabilities	527,012	2,470	(2,172)	2,824		530,134
Deferred underwriting compensation	—	14,000	—	(14,000)	G	—
Deferred income taxes, net	12,177	—	—	(5,027)	C	7,150
Long-term debt, net	740,912	—	—	(141,355)	H	599,557
Long-term operating lease liabilities	138,710	—	—	—		138,710
Other long-term liabilities	8,802	—	1	—		8,803

Total liabilities	1,427,613	16,470	(2,171)	(157,558)		1,284,354

Class A subject to possible redemption	—	387,148	—	(387,148)	I	—
Stockholders’ Equity:
Common stock:
Class A common stock	—	—	—	9	J	9
Class F common stock	—	1	—	(1)	J	—
Common Stock (Class A and Class B)	3	—	—	(3)	J	—
Additional paid-in capital	101,742	119	(1,227)	159,088	J	259,722
Retained earnings (Accumulated deficit)	(130,778)	4,880	(12,826)	(21,762)	K	(160,486)
Accumulated other comprehensive loss	(1,430)	—	—	—		(1,430)

Total Stockholders’ equity	(30,463)	5,000	(14,053)	137,331		97,815

Noncontrolling interest	33,924	—	—	—		33,924

Total liabilities and stockholder’s equity	$1,431,074	$408,618	$(16,224)	$(407,375)		$1,416,093

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(dollars in thousands, except share and per share amounts)

	Historical		Pro-Forma	Pro Forma
	Shay for the nine months	Company for the nine	Adjustment	Adjustments
	ended	months ended	to Eliminate	for Business		Pro Forma
	September 29, 2019	September 30, 2019	ISR (A)	Combination	Note	Combined
Sales	$2,066,808	$—	$(494)	$—		$2,066,314
Cost of sales	1,623,634	—	(32,344)	—		1,591,290
Selling, general and administrative expenses	394,689	2,741	(14,713)	(1,872)	B	380,845
Amortization of intangible assets	25,029	—	—	—		25,029

Total operating expenses	2,043,352	2,741	(47,057)	(1,872)		1,997,164

Program profit (loss)	23,456	(2,741)	46,563	1,872		69,150
Other (income) loss, net	(6,530)	—	437	—		(6,093)

Operating income	29,986	(2,741)	46,126	1,872		75,243
Interest (income) expense, net	65,260	(6,965)	(1,524)	(6,222)	C	50,549

Net income (loss) before income taxes	(35,274)	4,224	47,650	8,094		24,694
Income tax expense (benefit)	(1,877)	1,057	11,150	1,894	D	12,224

Net income (loss)	(33,397)	3,167	36,500	6,200		12,470
Noncontrolling interest in earnings of ventures	1,819	—	—	—		1,819

Net income (loss) attributed to Company	$(35,216)	$3,167	$36,500	$6,200		$10,651

Pro Forma weighted average common shares outstanding - basic and diluted					E	91,130,768

Pro Forma net income per share basis - basic and diluted						$0.12

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(dollars in thousands, except share and per share amounts)

	Historical		Pro-Forma	Pro Forma
	Shay for the year	Company for the	Adjustment	Adjustments
	ended	year ended	to Eliminate	for Business		Pro Forma
	December 31, 2018	December 31, 2018	ISR (A)	Combination	Note	Combined
Sales	$2,608,562	$—	$(940)	$—		$2,607,622
Cost of sales	1,991,622	—	(517)	—		1,991,105
Selling, general and administrative expenses	536,019	411	(32,084)	—		504,346
Amortization of intangible assets	35,780	—	—	—		35,780

Total operating expenses	2,563,421	411	(32,601)	—		2,531,231

Program profit (loss)	45,141	(411)	31,661	—		76,391
Other (income) loss, net	(4,980)	—	831	—		(4,149)

Operating income	50,121	(411)	30,830	—		80,540
Interest (income) expense, net	84,360	(2,609)	(1,471)	(14,474)	C	65,806

Net income (loss) before income taxes	(34,239)	2,198	32,301	14,474		14,734
Income tax expense (benefit)	(2,661)	462	7,558	3,387	D	8,746

Net income (loss)	(31,578)	1,736	24,743	11,087		5,988
Noncontrolling interest in earnings of ventures	2,881	—	—	—		2,881

Net income (loss) attributed to Company	$(34,459)	$1,736	$24,743	$11,087		$3,107

Pro Forma weighted average common shares outstanding - basic and diluted					E	91,130,768

Pro Forma net income per share basis - basic and diluted						$0.03

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE BUSINESS COMBINATION

On February 10, 2020 the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger dated November 1, 2019 by and among Gores Holdings III, Inc. (“Gores Holdings III”), EAP Merger Sub, Inc. (“First Merger Sub”), EAP Merger Sub II, LLC (“Second Merger Sub”), Shay Holding Corporation (“Shay”) and Platinum Equity Advisors, LLC (in its capacity as the Stockholder Representative, the “Stockholder Representative”) (as amended, the “Merger Agreement”), which provided for: (i) the merger of First Merger Sub with and into Shay, with Shay continuing as the surviving corporation (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Shay with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). As a result of the First Merger, the registrant owns 100% of the outstanding common stock of Shay and each share of common stock of Shay has been cancelled and converted into the right to receive a portion of the consideration payable in connection with the Merger. As a result of the Second Merger, the registrant owns 100% of the outstanding interests in the Second Merger Sub. In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of Shay and its subsidiaries and the stockholders of Shay as of immediately prior to the effective time of the First Merger (the “Shay Stockholders”) hold a portion of the Class A Common Stock, par value $0.0001 per share, of the registrant (the “Class A Stock”).

Under the Merger Agreement, PAE was required to (i) sell, transfer or otherwise dispose of the business of ISR (through a sale of equity, assets or otherwise), and/or (ii) terminate the operations of ISR effective prior to the closing in order to effect an orderly liquidation of the assets of ISR. On December 13, 2019, the sale of substantially all of the assets of ISR was completed.

At Closing, the Shay Stockholders received consideration of $416.5 million (“Cash Consideration”), ownership interests in the Combined Company of approximately 21.1 million shares valued at $235.6 million based on a stock price of $11.15 per share (as of February 10, 2020) and a cash contribution to Shay to pay down existing debt by $138.3 million. In addition, the Company assumed $779.8 million of debt.

The foregoing consideration paid to the Shay Stockholders may be further increased by amounts payable as earn-out shares of Class A Stock pursuant to the terms of the Merger Agreement. The earn-out shares are not reflected in the accompanying unaudited pro forma condenses combined financial statements as the triggering event for the issuance of these shares has not occurred.

In order to facilitate the Business Combination, the Sponsor agreed to the cancellation of approximately 3,000,000 shares of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Stock”), held by it, 1,086,956 shares of which were cancelled and automatically converted into Class A Stock on a one-for-one basis and issued to the Shay Stockholders as additional Stock Consideration and 1,913,044 shares of which were cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company sold to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining shares of Class F Stock were automatically converted into shares of Class A Stock on a one-for-one basis at the Closing and will continue to be subject to the transfer restrictions applicable to such shares of Class F Stock.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Under the terms of the Merger Agreement, the Company has agreed to issue restricted stock units representing the right to receive up to an aggregate of 3,200,000 shares of its Class A Stock (which number will be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such restricted stock units are issued) out of which 1,581,960 will be issued (subject to S-8 effectiveness) to PAE employees, as designated by Platinum Equity and provided that the Company’s stockholders have approved an equity incentive plan permitting the issuance of the restricted stock units. Because the terms of any such issuance have not been finalized as of the date of the unaudited pro forma condensed combined financial statements and the amounts are not known and not deemed factually supportable, management has not included a pro forma adjustment to reflect this issuance. For more information, see the section of the Proxy Statement entitled “Executive Compensation—Awards of Company Restricted Stock Units.”

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical financial statements and the related notes of the Company and PAE, respectively.

The Business Combination is accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations (“ASC 805”), in accordance with U.S. GAAP. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes and PAE is treated as the accounting acquiror. The Business Combination is treated as the equivalent of PAE issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of PAE. PAE has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	PAE’s existing management comprises all key management positions of the Combined Company, including the CEO and the CFO;

•

Initially PE Shay Holdings, LLC (the “Platinum Stockholder”) has the right to nominate up to two directors to the Company’s board of directors, initially one of whom will be the PAE CEO and the other a representative of the Platinum Stockholder, and the remaining three directors will be independent directors whose nomination must be reasonably acceptable to the Company. Going forward, the Platinum Stockholder will have the right to designate directors to the board based on its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 10% or greater of the outstanding Class A Stock, it will have the right to appoint two directors; (ii) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iii) less than 5% of the outstanding Class A Stock, it will not have the right to appoint any directors.

•

The Platinum Stockholder is the individual investor with the largest voting interest, with beneficial ownership of 25.2% after taking into account shares of our Class A Stock underlying warrants held by the Platinum Stockholder; and

•	PAE comprises all the ongoing operations of the Combined Company.

The preponderance of the evidence discussed above supports the conclusion that PAE is the accounting acquirer in the Business Combination.

Assuming the pro forma date of September 30, 2019, the estimated Cash Consideration of $407.5 million reflects the following adjustments to the Base Value of $1.4 billion:

•	Reduction for Estimated Closing Working Capital Adjustment Amount of $53.3 million,

•	Increase for Estimated Company Cash of $88.5 million,

•	Increase for Estimated Tax Overpayment/Underpayment Amount of $4.7 million,

•	Reduction for Estimated Rollover Indebtedness Amount of $806.5 million,

•	Reduction for Estimated Company Transaction Costs Adjustment Amount of $28.0 million (net of $5 million allowance),

•	Reduction of Participation Plan Costs of $17.4 million, and

•	Reduction of $207.1 million for consideration paid in shares based on the terms of the Merger Agreement.

In addition to the consideration transferred as discussed above, the Company assumed PAE existing debt as of the Business Combination date less $145.9 million paydown which would have been made if the Business Combination had closed on September 30, 2019. For the calculation of the adjustment to Long Term Debt as of September 30, 2019, please refer to Note 3, Adjustment H below.

NOTE 3 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, and the related notes of the Companies.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A – Adjustments to Eliminate ISR

These adjustments are to eliminate the amounts of assets and liabilities of ISR because under the terms of the Merger Agreement, ISR was required to either be sold, transferred or shutdown prior to or shortly after the Closing Date. On December 13, 2019, the sale of substantially all of the assets of ISR was completed. Only the items that are no longer a part of the Combined Company have been eliminated.

B – Cash and cash equivalents

The following summarizes pro forma adjustments related to the Subscription Agreements and the Business Combination impacting Cash and cash equivalents:

	Pro Forma
	Adjustments
	(in thousands)
Cash inflow from Private Placement	$220,000	(1)
Cash inflow from Company’s Trust account	407,067	(2)
Paydown of Shay’s Second Lien Term Loan	(145,958	) (3)
Payment to Selling Equityholders	(407,545	) (4)
Payment to redeeming Company stockholders	(2	) (5)
Payment of deferred underwriting fee	(14,000	) (6)
Estimated payment of Parent Transaction Costs upon Closing	(9,123	) (7)
Estimated payment of PAE Transaction Costs upon Closing	(33,003	) (8)
Payment of Participation Plan settlement	(17,436	) (9)

Net Pro Forma Adjustment to Cash	$—

(1)

Represents the proceeds from the issuance of approximately 23.9 million shares of Class A Common Stock through the Private Placement at a par value of $0.0001 per share at a discounted price of $9.20 per share.

(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming shareholders.

(3)

Reflects the cash prepayment of Shay Second Lien Term Loan under the terms of the Merger Agreement. The estimated pro forma paydown of $145.9 million was calculated as follows (i) Total Debt, including accrued interest, as of September 29, 2019, minus (ii) Estimated Company Cash as of September 29, 2019, minus (iii) Target Rollover Indebtedness of PAE. The difference in the calculated debt paydown amount as of September 29, 2019 and the actual amount paid of $138.3 million at the Closing Date is due to normal changes in debt balance and fluctuations in Company Cash.

(4)	Reflects the estimated net cash consideration paid to or on behalf of the Shay Stockholders.
(5)	Reflects redemptions of 213 shares at $10.21 per share.
(6)	Reflects the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a Business Combination.
(7)(8)

Represents the estimated payment of the Transaction Costs at the closing date. In a reverse merger, acquisition-related Business Combination costs will be treated as a reduction of the cash proceeds and the unaudited pro forma condensed combined balance sheet would reflect these costs as a reduction of cash with a corresponding decrease in Additional Paid-In Capital.

(9)	Represents the settlement of the Participation Plan at the closing date.

C – Deferred Tax Adjustments

The following table summarizes pro forma adjustments to Deferred tax assets and liabilities:

	Pro Forma
	Adjustments
	(in thousands)
Income tax effect related to Transaction costs	$438	(1)
Income tax effect related to Participation Plan settlement	(4,080	) (2)
Income tax effect related to accelerated amortization of debt issuance costs	(1,077	) (3)
Reclassification of Company deferred tax asset to deferred tax liability	(308	) (4)

Net Pro Forma Adjustment to Deferred Tax Liability	$(5,027)

(1)	Represents tax effect of the elimination of the Transaction costs incurred by the Company through September 30, 2019 using a blended statutory rate of 23.4%. See Note K – Retained earnings.
(2)	Represents tax effect of the adjustment for the Participation Plan using a blended statutory rate of 23.4%. See Note B – Cash and cash equivalents and Note K – Retained earnings.
(3)

Represents tax effect of the adjustment for the accelerated amortization of deferred costs related to the Second Lien Term Loan using a blended statutory rate of 23.4%. See Note H – Long-Term Debt and Note K – Retained earnings.

(4)	Represents reclassification of the Company’s historical deferred tax asset to a deferred tax liability to reflect the deferred taxes of the Combined Company.

D – Investments and cash Held in Trust Accounts

Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination. Please refer to note B – Cash and Cash Equivalents.

E– Accrued expenses

Represents the elimination of the Transaction costs incurred by the Company through September 30, 2019 from the Accrued expenses.

F – Other Current Liabilities

Represents the estimated Tax Overpayment due to Platinum Equity in accordance with the Merger Agreement as of September 30, 2019.

G – Deferred Underwriting Compensation

Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of the Business Combination.

H – Long-Term Debt

Represents funds from the Business Combination used to prepay the PAE Second Lien Term Loan under the terms of the Merger Agreement using a net debt balance at September 29, 2019 of approximately $718.1 million and a targeted post-Business Combination net debt balance of approximately $572.1 million. As a result of the prepayment, amortization of the proportional share of the debt issuance costs has been accelerated.

Pro Forma
Adjustments
(in thousands)
Prepayment of Shay Second Lien Term Loan	$(145,958)
Accelerated amortization of debt issuance costs	$4,603

Net Pro Forma Adjustment to Long-Term Debt	$(141,355)

Because the accelerated amortization of the debt issuance costs related to the Second Lien Term Loan will not have an ongoing impact on the statements of operations, there are no corresponding adjustments to the unaudited pro forma condensed combined statements of operations.

I – Common Stock Subject to Possible Redemption

Represents the conversion of the Company’s redeemable stock to permanent equity upon consummation of the Business Combination.

J – Capital Accounts

	Pro Forma Adjustments
	(dollars in thousands, except share amounts)
	Number of shares		Par Value		Additional
	Class A Stock	Class F Stock	Class A Stock	Class F Stock	Paid-in Capital (a)
Pre Business Combination	1,285,171	10,000,000	$—	$1	$100,634

Reclassification of redeemable shares to Class A Stock	38,714,829	—	4	—	387,144
Redemption of redeemable stock	(213)	—	—	—	(2)
Less: Cancellation of portion of Class F Stock	—	(3,000,000)	—	—	—
Conversion of remaining founders shares to Class A Stock	7,000,000	(7,000,000)	1	(1)	—
Private Placement	23,913,044	—	2	—	219,998
Shares issued to Shay Stockholders as consideration (b)	20,217,937	—	2	—	(2)

Balances after share transactions of the Company	91,130,768	—	9	—	707,772

Cash consideration paid to Shay shareholders	—	—	—	—	(407,545)
Estimated Company Transaction costs	—	—	—	—	(9,123)
Estimated PAE Transaction costs	—	—	—	—	(33,003)
Elimination of historical Retained Earnings of the Company	—	—	—	—	4,880
Elimination of the impact of incurred Transaction costs on Retained Earnings					1,434
Reclass Shay common stock to additional paid-in capital	—	—	—	—	3
Estimated Tax Overpayment due to Platinum Equity	—	—	—	—	(4,696)

Post-Business Combination (c)	91,130,768	—	9	$—	259,722

(a)	Additional paid-in capital includes the combined amounts for the Company and PAE less ISR balance.
(b)

For accounting purposes, the shares issued to Shay Stockholders are treated as a stock dividend with no corresponding adjustment to Additional paid-in capital other than to reclassify the par value of the additional shares issued.

(c)

The transaction assumes that the Company’s IPO occurred on January 1, 2018. The shares of Class A Stock outstanding also represent the pro forma weighted-average shares outstanding for the year ended December 31, 2018 and the nine months ended September 30, 2019. The Public Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one share of the Combined Company’s Class A Stock. The Public Warrants and the Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of the Combined Company’s shares outstanding at the time of closing; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

K – Retained Earnings

The following summarizes pro forma adjustments to Retained earnings:

	Pro Forma
	Adjustments
	(in thousands)
Elimination of historical retained earnings of the Company	$(4,880	) (1)
Payment of Participation Plan settlement	(13,356	) (2)
Accelerated amortization of debt issuance costs	(3,526	) (3)
Remove Company Transaction costs incurred through September 30, 2019	1,872	(4)
Income tax effect of Company Transaction costs	(438	) (5)
Elimination of the impact of the incurred Company Transaction costs, net of tax	(1,434	) (6)

Net Pro Forma Adjustment to Retained Earnings	$(21,762)

(1)	Represents elimination of the Company’s historical retained earnings.
(2)

Represents after-tax impact of the settlement of the Participation Plan. The estimated gross payouts of $17.4 million is tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note B – Cash and cash equivalents and Note C – Deferred Tax Adjustments

(3)

Represents after-tax impact of the accelerated amortization of the debt issuance costs. The estimated gross amortization of $4.6 million is tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note H – Long-Term Debt and Note C – Deferred Tax Adjustments.

(4)	Represents pre-tax impact of the elimination of the Company’s Transaction costs incurred through September 30, 2019. Tax impacts for these adjustments are described in footnote 5.
(5)	Represents tax effects related to the Transaction costs.
(6)	Represents elimination of the increase in the Company’s retained earnings resulting from the adjustment described in footnotes 4 and 5.

Adjustments to unaudited Pro Forma Condensed Combined Statement of Operations

A - Pro Forma Adjustments to Eliminate ISR

Adjustments are to eliminate the amounts of historical income and expense accounts of ISR because under the terms of the Merger Agreement, ISR was required to either be sold, transferred or shutdown prior to or shortly after the Closing Date. On December 13, 2019, the sale of substantially all of the assets of ISR was completed. Only the items that are no longer a part of the Combined Company have been eliminated.

B – Selling, General and Administrative Expenses

Represents the adjustments to Selling, General and Administrative Expenses related to the removal of the Company’s Transaction costs incurred through September 30, 2019.

C – Interest (Income) Expense, net

The following table summarizes the pro forma adjustments to Interest (income) expense, net:

	Nine months	Year
	ended	ended
	September 30,	December 31,
	2019	2018
	(in thousands)
Adjust historical interest expense to reflect paydown of Shay Second Lien Term Loan	$(13,187)	$(17,083)
Adjust historical interest income to reflect the use of investments and cash to acquire Shay	6,965	2,609

Net Pro Forma Adjustment to Interest (Income) Expense, net	$(6,222)	$(14,474)

D – Income Tax Expense

This adjustment reflects the impact of the Business Combination on income taxes which was estimated using a blended statutory tax rate of 23.4% for the nine months period ended September 30, 2019 and for the year ended December 31, 2018.

E – Weighted Average Shares Outstanding

See balance Sheet Adjustment J.